UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2019

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 25, 2019, at the Annual Meeting of Shareholders of BCB Bancorp, Inc. (the “Company”), upon the recommendation of the Board of Directors, the shareholders voted on and approved an amendment to the Company’s Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock from 20,000,000 to 40,000,000 and the number of authorized shares of capital stock from 30,000,000 to 50,000,000 (the “Amendment”).

The Amendment was filed with the Department of Treasury of the State of New Jersey on April 26, 2019 and was effective as of such date. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated by reference.

Item 9.01   Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.            Description

3.1	Certificate of Amendment to the BCB Bancorp, Inc. Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.
DATE: April 26, 2019	By:	/s/ Thomas P. Keating
Thomas P. Keating
Senior Vice President and Chief Financial Officer